UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive
Suite E490
Plymouth, Minnesota 55441	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2005, the Board of Directors of The Mosaic Company (the “Company”), pursuant to the recommendation of a subcommittee of its Compensation Committee consisting solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, approved corporate performance measures for certain key managers, including executive officers, under the Company’s Management Incentive Plan (“MIP”) for the fiscal year ending May 31, 2006. Pursuant to the MIP, key managers of the Company and its subsidiaries, including executive officers, are eligible for annual cash incentive compensation based upon the attainment of pre-established business performance goals established by the Board, upon the recommendation of the Compensation Committee or a subcommittee of outside directors. Attainment of the corporate performance measures determines the amount of the incentive payment for executive officers and all or a portion of the amount of the incentive payment for other participants. Threshold, target and maximum payout levels are set based upon the extent to which the specified performance measures are attained. Target annual incentive awards for executive officers range from 40% to 150% of base salary. The corporate performance measures for the fiscal year ending May 31, 2006 are (i) operating earnings plus equity in net earnings of nonconsolidated companies and (ii) net cash flow. Such measures are deemed by the Board of Directors to be important measures of, among other things, the Company’s ability to generate value for stockholders and reduce its long-term indebtedness. The corporate performance measures for the fiscal year ending May 31, 2005 are (i) operating earnings plus equity in net earnings of nonconsolidated companies and (ii) reduction in operating working capital.

The Company, pursuant to authorization of its Compensation Committee and Board of Directors, has also approved the offer of severance agreements (the “Severance Agreements”) to the Company’s executive officers and other officers or executives designated by the Compensation Committee and the Board of Directors (“Covered Executive(s)”). The Severance Agreements, when executed and delivered by the applicable Covered Executive, will set forth terms and conditions upon which the applicable Covered Executive is entitled to receive certain benefits upon termination of employment by (i) the Company without Cause or (ii) the Covered Executive for Good Reason (as the terms Cause and Good Reason are defined below). In general, upon termination of employment by the Company without Cause or termination of employment by the Covered Executive for Good Reason, the Covered Executive is entitled to amounts earned but unpaid to the date of termination plus an amount equal to the Covered Executive’s annual base salary and target bonus (two times annual base salary and target bonus in the case of the Chief Executive Officer), continued coverage of health and dental coverage for up to a year (two years in the case of the Chief Executive Officer), compensation for unused vacation, and outplacement services for up to one year (with a maximum cost of $25,000). The Severance Agreements also incorporate the provisions related to vesting of stock options and restricted stock units referred to in the following paragraph. For these purposes, in general, and subject to the detailed provisions of the Severance Agreements, (i) “Cause” means (a) breach of the Severance Agreement, (b) gross neglect or willful failure or refusal to perform the Covered Executive’s duties, (c) personal dishonesty intended to result in substantial personal enrichment at the expense of the Company, (d) willful or intentional acts to injure the Company, (e) knowing or intentional fraud against the Company or its customers, suppliers, clients, agents or employees, or (f) conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; and (ii) “Good Reason” means a material demotion in status or duties, or a relocation requiring the Covered Executive to move his or her regular office location by more than fifty miles. The Severance Agreements also (i) require Covered Executives to furnish at least 30 days advance notice of a termination of employment without Good Reason, and (ii) for a period of twelve months following termination of employment, prohibit the Covered Executive from (a) disclosing confidential information, (b) soliciting Company customers, dealers, employees and suppliers, or interfering with Company business relationships, or (c) competing with the Company. Unless renewed by the Company, each Agreement will expire on its fifth anniversary.

In addition, the Company, pursuant to authorization of its Compensation Committee and Board of Directors, has approved the amendment of existing director and employee stock options (“Options”) to purchase common stock of the Company and restricted stock units (“RSU’s”) providing grants of common stock of the Company under The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Omnibus Stock Plan”) so that Options and RSU’s vest in the event of a Change in Control. For these purposes, in general, and subject to the detailed provisions of the amendments to the Options and RSU’s, a “Change in Control” means (a) Cargill, Incorporated and its affiliates (“Cargill”) transferring to an unaffiliated third party a number of shares of common stock of the Company sufficient to elect a majority of the Board of Directors, (b) Cargill’s beneficial ownership falling below 50% of the Company’s outstanding common stock and a third party unaffiliated with Cargill acquiring ownership of at least 50% of the Company’s outstanding common stock, or (c) Cargill acquiring beneficial ownership of 90% or more of the outstanding shares of the Company’s common stock. As of May 26, 2005, under the Omnibus Stock Plan approximately 892,448 shares of the Company’s common stock were subject to outstanding employee stock options (including 534,500 shares subject to options held by executive officers) at an exercise price of $15.04 per share and 330,866 shares of the Company’s common stock were subject to outstanding RSU’s (including 292,894 and 37,972 shares subject to outstanding RSU’s held by directors and executive officers, respectively).

The Company also has an executive physical exam program pursuant to which approximately seventy executives, including Covered Executives, are entitled to reimbursement for the costs of physicals every three years (in the case of participants under age 40), every two years (in the case of participants between the ages of 40 and 49) and annually (in the case of executives age 50 and older).

Total compensation to employees, including base salary, incentives under the MIP, long-term incentives under the Omnibus Stock Plan, and the Severance Agreements, is intended to be consistent with the compensation philosophy adopted by the Compensation Committee that total direct compensation be established around the median of a group of peer companies representing fertilizer, chemical and general industry companies of similar size and scope to the Company, with the ability to earn more for superior performance.

Item 7.01. Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of a brochure entitled “Market Mosaic”.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith. The exhibit listed in the Exhibit Index hereto is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: June 1, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brochure entitled “Market Mosaic”